UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT Pursuant to

Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2019

BRUKER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30833	04-3110160
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

40 Manning Road

Billerica, MA 01821

(Address of Principal Executive Offices)(Zip Code)

(978) 663-3660

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BRKR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 11, 2019, Bruker Corporation (the “Company”) entered into (1) a new revolving credit agreement to establish a new revolving credit facility in the aggregate principal amount of $600 million; (2) a term loan agreement to establish a new term loan facility in the aggregate principal amount of $300 million; and (3) a note purchase agreement to issue and sell CHF 297 million aggregate principal amount of 1.01% senior notes due December 11, 2029.

The new revolving credit agreement replaces the Company’s $500 million five-year revolving credit agreement established on October 27, 2015, that was terminated on December 11, 2019. The existing $105 million 4.31% Series 2012A Senior Notes, Tranche C, due January 18, 2022, and the existing $100 million 4.46% Series 2012A Senior Notes, Tranche D, due January 18, 2024, which the Company issued pursuant to a note purchase agreement dated January 18, 2012, will remain in full force and effect.

Each of the revolving credit agreement, term loan agreement and note purchase agreement are described below.

A. 2019 Revolving Credit Agreement

On December 11, 2019, the Company, together with certain of its subsidiaries, as borrowers, entered into a credit agreement with Deutsche Bank Securities Inc. and Wells Fargo Bank, National Association, as Co-Syndication Agents, Citizens Bank, N.A., Credit Suisse (Switzerland) Ltd., TD Bank, N.A. and U.S. Bank National Association, as Co-Documentation Agents, Bank of America, N.A., as Administrative Agent, Swing Line Lender and Issuing Bank, and the several banks or other financial institutions or entities from time to time party thereto as lenders (the “2019 Revolving Credit Agreement”). Terms used in this Item 1.01(A) and not otherwise defined herein have the meanings given to them in the 2019 Revolving Credit Agreement, which is attached to this Form 8-K as Exhibit 10.1.

The 2019 Revolving Credit Agreement provides for a five-year revolving credit facility in the U.S. Dollar equivalent amount of $600 million, comprised of sub-facilities for revolving loans, swing-line loans, letters of credit and foreign borrowings. The 2019 Revolving Credit Agreement also provides for an uncommitted incremental facility whereby, under certain circumstances, the Company may, at its option, increase the amount of the revolving facility or incur term loans in an aggregate amount not to exceed $250 million. Loans under the 2019 Revolving Credit Agreement will be repayable in full at maturity, and may also be prepaid at the Company’s option in whole or in part without premium or penalty. Amounts borrowed under the 2019 Revolving Credit Agreement may be repaid and reborrowed from time to time prior to the maturity date.

Amounts outstanding under the 2019 Revolving Credit Agreement bear interest at a rate equal to, at the Company’s option, (a) the London Interbank Offered Rate (LIBOR) applicable to the relevant currency, plus a margin ranging from 1.000% to 1.500%, based on the Company’s leverage ratio, or (b) the highest of (i) the federal funds effective rate plus ½ of 1%, (ii) the prime rate announced by Bank of America, N.A., and (iii) LIBOR, as adjusted, plus 1%, plus a margin rate ranging from 0.100% to 0.500%, based on the Company’s leverage ratio. The Company has also agreed to pay a quarterly facility fee based on the aggregate amount available under the 2019 Revolving Credit Agreement ranging from 0.100% to 0.200%, based on the Company’s leverage ratio.

The 2019 Revolving Credit Agreement includes affirmative, negative and financial covenants and events of default customary for financings of this type. The negative covenants include, among others, restrictions on liens, indebtedness of the Company and its subsidiaries, asset sales, dividends, and transactions with affiliates. The financial covenants include maximum leverage ratio and minimum interest coverage ratios of the Company. The events of default include, among others, payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations and warranties, bankruptcy and insolvency related events, certain ERISA events, material judgments, and the occurrence of a change of control.

Proceeds of the 2019 Revolving Credit Agreement may be used by the Company and its subsidiaries to finance working capital needs and for general corporate purposes.

The obligations under the 2019 Revolving Credit Agreement are unsecured and are fully and unconditionally guaranteed by the Company and certain of its subsidiaries.

B. Term Loan Agreement

On December 11, 2019, the Company, together with certain of its subsidiaries, as borrowers, entered into a term loan agreement with Bank of America, N.A., as administrative agent (the “Term Loan Agreement”), TD Bank, N.A. and the other banks or other financial institutions or entities from time to time party thereto as lenders. Terms used in this Item 1.01(B) and not otherwise defined herein have the meanings given to them in the Term Loan Agreement, which is attached to this Form 8-K as Exhibit 10.2.

The Term Loan Agreement provides for a $300 million seven-year term loan facility subject to terms and conditions substantially consistent with those provisions contained in the 2019 Revolving Credit Agreement. Loans under the Term Loan Agreement will be repayable in full at maturity, subject to scheduled amortization beginning in 2022, and may also be prepaid at the Company’s option in whole or in part without premium or penalty.

Amounts outstanding under the Term Loan Agreement bear interest at a rate equal to, at the Company’s option, (a) the US Dollar London Interbank Offered Rate (USD LIBOR), plus a margin ranging from 1.000% to 1.500%, based on the Company’s leverage ratio, or (b) the highest of (i) the federal funds effective rate plus ½ of 1%, (ii) the prime rate announced by Bank of America, N.A., and (iii) USD LIBOR, as adjusted, plus 1%, plus a margin ranging from 0.100% to 0.500%, based on the Company’s leverage ratio.

The other terms of the Term Loan Agreement are substantially similar to the terms of the 2019 Revolving Credit Agreement, including representations and warranties, affirmative, negative and financial covenants, and events of default.

Proceeds of the Term Loan Agreement may be used by the Company for repayment of existing indebtedness, to finance working capital needs and for general corporate purposes.

The obligations under the Term Loan Agreement are unsecured and are fully and unconditionally guaranteed by certain of the Company’s subsidiaries.

C. Note Purchase Agreement

On December 11, 2019, the Company entered into a note purchase agreement among the Company and the institutional accredited investors named therein (the “Note Purchase Agreement”), pursuant to which the Company issued and sold CHF 297 million aggregate principal amount of 1.01% senior notes due December 11, 2029 (the “Notes”) in an offering exempt from the registration requirements of the Securities Act of 1933, as amended. Terms used in this Item 1.01(C) and not otherwise defined herein have the meanings given to them in the Note Purchase Agreement, which is attached to this Form 8-K as Exhibit 10.3.

Interest on the Notes is payable semi-annually on June 11 and December 11 of each year, commencing June 11, 2020. The Notes are unsecured obligations of the Company and are fully and unconditionally guaranteed by certain of the Company’s subsidiaries. The Company may prepay some or all of the Notes at any time in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding at a price equal to the sum of (a) the principal amount to be prepaid, plus accrued and unpaid interest, (b) any applicable “make-whole” amount, and (c) certain other fees and expenses. In the event of a change in control (as defined in the Note Purchase Agreement) of the Company, the Company may be required to prepay the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and certain other fees and expenses.

The Note Purchase Agreement contains customary affirmative and negative covenants, including, among others, restrictions on the Company’s ability to incur liens, transfer or sell assets, engage in certain mergers and consolidations, enter into transactions with affiliates, and engage or permit any subsidiary to engage in certain lines of business. The Note Purchase Agreement also includes customary representations and warranties and events of default.

Additionally, so long as any Notes are outstanding, the Company may not permit (i) its leverage ratio (as determined pursuant to the Note Purchase Agreement) as of the end of any fiscal quarter to exceed 3.50 to 1.00 unless a material acquisition causes an adjusted leverage ratio to apply pursuant to the Note Purchase Agreement, (ii) its interest coverage ratio (as determined pursuant to the Note Purchase Agreement) as of the end of any fiscal quarter for any period of four consecutive fiscal quarters to be less than 2.50 to 1.00, or (iii) Priority Debt at any time to exceed 15% of consolidated total assets (as determined pursuant to the Note Purchase Agreement).

Proceeds of the Notes may be used by the Company for general corporate purposes.

The obligations under the Note Purchase Agreement are unsecured and are fully and unconditionally guaranteed by certain of the Company’s subsidiaries.

The foregoing summary descriptions of the 2019 Revolving Credit Agreement, the Term Loan Agreement and the Note Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the 2019 Revolving Credit Agreement, the Term Loan Agreement and the Note Purchase Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with entering into the 2019 Revolving Credit Agreement discussed under Item 1.01, effective as of December 11, 2019 the Company terminated the credit agreement dated as of October 27, 2015 among the Company and certain of its subsidiaries as borrowers, with JPMorgan Chase Bank, N.A., as Administrative Agent.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the 2019 Revolving Credit Agreement, the Term Loan Agreement and the Note Purchase Agreement is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated December 11, 2019, by and among the Company and certain of its subsidiaries as borrowers, Deutsche Bank Securities Inc. and Wells Fargo Bank, National Association, as Co-Syndication Agents, Citizens Bank, N.A., Credit Suisse (Switzerland) Ltd., TD Bank, N.A. and U.S. Bank National Association, as Co-Documentation Agents, Bank of America, N.A., as Administrative Agent, Swing Line Lender and Issuing Bank, and the several banks or other financial institutions or entities from time to time party thereto as lenders.

10.2	Term Loan Agreement, dated December 11, 2019, by and among the Company and certain of its subsidiaries, and Bank of America, N.A. as Administrative Agent, TD Bank, N.A. and the other banks or other financial institutions or entities from time to time party thereto as lenders.

10.3	Note Purchase Agreement dated as of December 11, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION
(Registrant)

Dated: December 11, 2019	/s/ GERALD N. HERMAN
Name: Gerald N. Herman
Title: Chief Financial Officer